UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

THIRD COAST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41028	46-2135597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20202 Highway 59 North, Suite 190 Humble, Texas		77338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 446-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	TCBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

On September 8, 2022, Third Coast Bancshares, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Castle Creek Capital Partners VIII, L.P. (“Castle Creek”) and certain other accredited investors party thereto (together with Castle Creek, collectively, the “Purchasers”), pursuant to which the Company has agreed to issue and sell (i) 69,400 shares of a new series of preferred stock to be designated Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”); and (ii) warrants to purchase an aggregate of 175,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) (or, at the election of the warrant holder in accordance with the terms of the warrant agreement (the “Warrant Agreement”), described below, Series B Convertible Perpetual Preferred Stock, par value $1.00 per share (“Series B Preferred Stock”), or Non-Voting Common Stock (as defined below)) at an exercise price equal to $22.50 per share, in a private placement (the “Private Placement”) for gross proceeds of $69,400,000. The Company intends to use the net proceeds of the Private Placement for general corporate purposes.

Subject to the terms and conditions set forth in the Investment Agreement and the certificate of designation for the Series A Preferred Stock (the “Series A Certificate of Designation”), the Series A Preferred Stock will be convertible into, (i) shares of Common Stock, subject to a cap with respect to each Purchaser equal to 9.9% of the total outstanding shares of Common Stock (the “Regulatory Cap”), and thereafter, subject to such Regulatory Cap, (ii) shares of Series B Preferred Stock, and (iii) following the requisite shareholder approval and subject to the terms and conditions of the Certificate of Amendment to the Company’s First Amended and Restated Certificate of Formation (the “Non-Voting Common Stock Certificate of Amendment”), non-voting common stock, par value $1.00 per share, of the Company (the “Non-Voting Common Stock,” together with the Common Stock, Series A Preferred Stock, Series B Preferred Stock, and the Warrant, the “Securities”). Pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”), no Purchaser may convert or exercise its Securities if doing so would cause the Purchaser, when combined with the other Purchasers in the Private Placement, to own more than 19.9% of the Common Stock outstanding immediately prior to the execution of the Investment Agreement (the “Exchange Cap”).

The closing of the Private Placement is subject to customary conditions to closing and is anticipated to occur on September 22, 2022.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series A Preferred Stock and Series B Preferred Stock

On September 9, 2022, the Company filed the Series A Certificate of Designation with the Texas Secretary of State and the certificate of designation for the Series B Preferred Stock with the Texas Secretary of State (the “Series B Certificate of Designation”, and together with the Series A Certificate of Designation, the “Certificates of Designation”). The preferences, limitations, powers and relative rights of the Series A Preferred Stock and the Series B Preferred Stock are set forth in the respective Certificates of Designation, and are described below.

Series A Preferred Stock

The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (i) on a parity with each other class or series of preferred stock established after the issuance date of the Series A Preferred Stock by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company, and (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the issuance date of the Series A Preferred Stock by the Company, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. Holders of the Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the board of directors of the Company, but only out of funds legally available therefor, non-cumulative dividends on each January 15, April 15, July 15 and October 15, beginning on the first such date following the issuance date of the Series A Preferred Stock by the Company, at a rate per annum equal to 6.75% of the $1,000 liquidation preference of each such share. The Company’s ability to pay dividends on the Common Stock or any securities ranking junior to the Series A Preferred Stock is limited by the Series A Certificate of Designation for any dividend period if dividends are not declared and paid in full on the Series A Preferred Stock.

Subject to the terms and conditions set forth in the Series A Certificate of Designation, the Regulatory Cap and the Exchange Cap, the Series A Preferred Stock is convertible into Common Stock and Non-Voting Common Stock at a rate equal to its liquidation preference of $1,000 per share divided by the conversion price of $22.50 (the “Conversion Price”). The Series A Preferred Stock that is converted into Series B Preferred Stock shall convert at a rate of one share of Series B Preferred Stock for one share of Series A Preferred Stock.

The Conversion Price is subject to adjustment in accordance with the terms of the Series A Certificate of Designation in connection with certain customary events, including, without limitation, certain dividends, distributions, subdivisions, splits, combinations, tender or exchange offers, and share issuances.

Holders of Series A Preferred Stock will have no voting rights except as may be required by law; provided, however that the Series A Preferred Stock, voting as a single class, must approve by a majority of the shares of Series A Preferred Stock at the time outstanding, (i) any amendment, alteration or repeal of any provision of the certificate of formation of the Company, including the Series A Certificate of Designation, that would alter or change the preferences, limitations, voting powers, or relative rights of the holders of the Series A Preferred Stock so as to affect them significantly and adversely; (ii) any amendment or alteration of the certificate of formation of the Company, including the Series A Certificate of Designation, to authorize, create or increase, or to obligate the Company to authorize, issue or increase, the authorized amount of any securities ranking senior to the Series A Preferred Stock; or (iii) prior to the first anniversary of the issuance date of the Series A Preferred Stock by the Company, any amendment or alteration of the certificate of formation of the Company, including the Series A Certificate of Designation, to authorize, create or increase, or to obligate the Company to authorize, issue or increase, the authorized amount of any securities that rank on a parity with the Series A Preferred Stock, provided, however, that such vote or consent in favor of the creation of parity securities shall not be unreasonably withheld, conditioned or delayed.

The Company may redeem, in whole or in part, the shares of Series A Preferred Stock at the time outstanding at any time, subject to regulatory approval, following the fifth anniversary of the issuance date of the Series A Preferred Stock (the “Optional Redemption Date”); provided, however, that the Company shall not be permitted to redeem unless the closing price of the Common Stock is greater than one hundred twenty percent (120%) of the Conversion Price (without taking into account any downward adjustment thereto in accordance with the terms of the Series A Certificate of Designation) for any twenty (20) trading days within a period of thirty (30) consecutive trading days. The redemption price for shares of Series A Preferred Stock redeemed pursuant to the preceding sentence shall be equal to $1,000 per share, plus any declared and unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends, to but excluding the date of redemption. In addition and notwithstanding the above, the Company may redeem in whole but not in part, the shares of Series A Preferred Stock at the time outstanding at any time if the Series A Preferred Stock ceases to constitute Additional Tier 1 capital.

Upon the consummation of certain mergers, consolidations, sales or reorganizations, each share of Series A Preferred Stock outstanding immediately prior to such event shall become at the effective time of such event the right to receive, at the election of the holder of Series A Preferred Stock, (A) the kind of securities, cash and other property receivable in such event by the holder of the Series A Preferred Stock with respect to that number of shares of Common Stock into which the shares of Series A Preferred Stock would then be convertible assuming that on the date such option is exercised the applicable regulatory approval has been obtained and remains in effect, or (B) cash payable by the Company or such other person in an amount equal to the liquidation preference of the Series A Preferred Stock, in each case plus, if the such event is consummated prior to the Optional Redemption Date, an amount equal to the cumulative cash dividends that would be payable by the Company from the date of the consummation of such event through the Optional Redemption Date as if the dividends on the Series A Preferred Stock were cumulative.

Series B Preferred Stock

The Series B Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares of Series B Preferred Stock had been converted pursuant to the terms of the Series B Certificate of Designation as of immediately prior to the record date of the applicable dividend or distribution. The Series B Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Company which, by their respective terms, are senior to the Series B Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock pro rata on an as-converted basis.

Each share of Series B Preferred Stock will automatically convert into 44.44 shares of Non-Voting Common Stock effective as of the close of business on the date that the Company obtains shareholder approval for and files the Non-Voting Common Stock Certificate of Amendment to authorize the class of Non-Voting Common Stock. The Company must request shareholder approval of the amendment to the Company’s certificate of formation to authorize the class of Non-Voting Common Stock no later than its the 2023 annual meeting of Company shareholders. Unless the shares of Series B Preferred Stock have previously been converted into shares of Non-Voting Common Stock as described above, each share of Series B Preferred Stock will automatically convert into one share of Common Stock upon a permissible transfer (as defined in the Series B Certificate of Designation) of such shares of Series B Preferred Stock to a non-affiliate of such holder or may be converted into one share of Common Stock at any time, provided that, upon such conversion, the holder and its affiliates will not own or control in the aggregate more than 9.9% of the Company’s voting securities or violate the Exchange Cap.

Holders of Series B Preferred Stock will have no voting rights except as may be required by law.

Except to the extent a liquidation may be deemed to be a redemption, the Series B Preferred Stock will not be redeemable by either the Company or by the holder.

The foregoing description of the Certificates of Designation does not purport to be complete and is qualified in its entirety by the full text of the Series A Certificate of Designation, attached at Exhibit 3.1 hereto, and the Series B Certificate of Designation, attached Exhibit 3.2 hereto.

Warrant Agreement

In connection with the Private Placement, the Company agreed to issue an aggregate of 175,000 Warrants to certain investors in the Private Placement. The Warrants have an exercise price of $22.50 per share pursuant to the terms of the Warrant Agreement. The Warrant is exercisable at any time after closing date of the Private Placement and expire at 11:59 p.m., New York City time, on the seventh anniversary of the date of issuance of the Warrant. Exercise of the Warrants for Common Stock is subject to the Exchange Cap and Regulatory Cap.

The exercise price and the number of shares of Common Stock for which the Warrant is exercisable are subject to adjustment from time to time upon the occurrence of certain customary events, including, without limitation, certain share issuances, dividends, distributions, stock splits, subdivisions, reclassifications, combinations and repurchases in accordance with the terms of the Warrant Agreement.

The foregoing description of the Warrant and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Investment Agreement, the Company will enter into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company will file a resale registration statement no later than the second anniversary of the Closing Date of the Investment Agreement to register the resale of the Securities.

Pursuant to the Registration Rights Agreement, if the Company intends to file a registration statement covering a primary or secondary offering of any of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock, Warrants or other securities, other than a registration pursuant to a registration statement on Form S-8 or a registration statement on Form S-4 or in connection with any dividend or distribution reinvestment or similar plan, the Company will promptly give notice to the holders of the Securities of its intention to effect such a registration and the Company will effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of all registrable securities that the holders request to be included in such registration.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, attached as Exhibit 10.2 hereto.

Voting Agreement

The Investment Agreement obligates the Company to submit proposals to the Company’s shareholders no later than the 2023 annual meeting of shareholders for (i) approval of the issuances of shares of Common Stock in excess of the Exchange Cap in accordance with Nasdaq rules, and (ii) approval of the Non-Voting Common Stock Certificate of Amendment to authorize the class of Non-Voting Common Stock (collectively, the “Proposals”). The directors and certain executive officers of the Company entered into a voting agreement, dated September 8, 2022 (the “Voting Agreement”), in connection with the Private Placement pursuant to which they agreed to vote in favor of the Proposals.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, attached as Exhibit 10.3 hereto.

Letter Agreement

In connection with the closing of the transactions contemplated by the Investment Agreement, the Company will enter into a letter agreement with Castle Creek (the “Letter Agreement”), which provides Castle Creek with certain board representative, board observer, preemptive, information and other rights. Pursuant to the Letter Agreement, Castle Creek will be entitled to have one representative appointed to the Company’s board of directors and the Third Coast Bank, SSB’s (the “Bank”) board of directors for so long a Castle Creek, together with its respective affiliates, owns, in the aggregate, 4.9% or more of all of the outstanding shares of the Company’s Common Stock on an as converted basis. If Castle Creek, together with its respective affiliates, owns, in the aggregate, 4.9% or more of all of the outstanding shares of the Company’s Common Stock on an as converted basis and does not have a board representative on the Company’s board of directors or the Bank’s board of directors, respectively, the Company or the Bank, as applicable, will invite a person designated by Castle Creek to attend meetings of the Company’s and the Bank’s board of directors as an observer.

So long as Castle Creek, together with its respective affiliates, owns, in the aggregate, 4.9% or more of all of the outstanding shares of the Company’s Common Stock on an as converted basis, if the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component, then, subject to certain customary exceptions, Castle Creek will be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of new securities in the aggregate required to enable it to maintain its proportionate Common Stock equivalent interest in the Company immediately prior to any such issuance of new securities.

Pursuant to the Letter Agreement, the Company also agreed to reimburse Castle Creek for up to $100,000 of transaction expenses in connection with the Private Placement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, attached as Exhibit 10.4 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement is incorporated by reference into this Item 3.02. Piper Sandler & Co. (the “Placement Agent”) served as the placement agent for the Private Placement. The Company will pay a fee to the Placement Agent in connection with the Private Placement. The Company has also agreed to reimburse the Placement Agent and Castle Creek for certain expenses incurred in connection with the Private Placement.

The securities to be sold in the Private Placement will be issued without registration under the Securities Act in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated under thereunder as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) in a transaction not involving any public offering.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The Certificates of Designation were effective upon filing with the Texas Secretary of State on September 9, 2022.

Item 7.01	Regulation FD Disclosure

Independent Outside Loan Review

In connection with the offering, the Company retained an independent third party loan review firm to conduct an evaluation of the Bank’s loan portfolio and to estimate future cumulative losses within the Bank’s commercial loan portfolio under certain economic stress scenarios and confidentially shared the evaluation with investors. The loan review firm selected a representative sample of 551 loans representing $2.94 billion, or approximately 80% of the Bank’s commercial loan portfolio, across all asset classes and risk grades and performed individual loan reviews.

The evaluation was based on the loan review firm’s proprietary analysis and was not prepared in accordance with generally accepted accounting principles. The evaluation also included a review of, among other things, the Bank’s policies and practices regarding credit policy and administration, product mix, asset concentrations, file accuracy and completeness, loan review, risk management and assessment, and appraisal practices. Based on the loan review firm’s analysis using its (i) baseline economic outlook and (ii) most pessimistic economic outlook, it forecast that the Bank’s 30-month expected future cumulative losses on its loan portfolio would be $16.9 million and $44.1 million, respectively, through December 31, 2024, which compares to the Company’s current allowance for loan losses of $26.7 million as of June 30, 2022. The loan review firm’s baseline economic outlook and most pessimistic economic outlook are based on numerous assumptions, including change in U.S. real GDP on an annual average basis of (i) 2.7%, 2.6%, and 2.8% for 2022, 2023 and 2024, respectively, in the baseline economic outlook, and (ii) 1.3%, -2.9%, and 1.2% for 2022, 2023 and 2024, respectively, in the most pessimistic economic outlook.

Management closely monitors the loan portfolio and the value of the collateral in the loan portfolio. After considering the hypothetical cumulative loss scenario set forth in the loan review and other information, including information regarding the Bank’s borrowers, guarantors, and loan collateral, management believes that the Bank’s loans are appropriately risk rated and that the allowance for loan losses is appropriately determined in accordance with GAAP. However, if management’s assumptions and judgments about the collectability of the loan portfolio are incorrect, the Bank may experience additional losses beyond its current reserves. Such losses could materially affect the Company’s financial condition and ability to execute our business and financial plans.

Press Release

On September 8, 2022, the Company issued a press release announcing the Private Placement, which is furnished as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Private Placement, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Series A Certificate of Designation

3.2	Series B Certificate of Designation

4.1	Form of Warrant Agreement

10.1*	Form of Investment Agreement, dated September 8, 2022, by and among Third Coast Bancshares, Inc. and the several purchasers thereto

10.2	Form of Registration Rights Agreement

10.3	Form of Voting Agreement

10.4	Form of Letter Agreement

99.1	Press Release, dated September 8, 2022

99.2	Investor Presentation

104	Cover Page Interactive Data File

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD COAST BANCSHARES, INC.

Date: September 9, 2022	By:	/s/ R. John McWhorter
R. John McWhorter
Chief Financial Officer